UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 9, 2008

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 710075

 (Address of principal executive offices and zip code)

(0086)535-7282997

 (Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 9, 2008, the Board of Directors of Genesis Pharmaceuticals Enterprises, Inc. (the “Company”) by unanimous written consent approved the hiring of Elsa Sung as the full-time Chief Financial Officer of the Company effective June 10, 2008.

Ms. Sung, age 34, has served as Chief Financial Officer of the Company since October 2007. Prior to June 2008, she was also Vice President of CFO Oncall, Inc. Prior to joining CFO Oncall, Inc., Ms. Sung was an Audit Manager at Sherb & Co., Boca Raton, Florida, responsible for managing, monitoring, as well as performing audits for domestic and international clients. Before joining Sherb & Co., Ms. Sung was a Senior Internal Auditor at Applica Consumer Products, Inc., a U.S. public traded company. Prior to this, Ms. Sung was with Ernst & Young, LLP in West Palm Beach, Florida as a Senior Auditor in the Assurance and Advisory Business Service Group. Ms. Sung is a licensed CPA in the State of Georgia and a member of the American Institute of Certified Public Accountants. She received her Master of Business Administration and Bachelor’s Degree, graduated “Cum Laude”, in Accounting from Florida Atlantic University. She also holds a Bachelor’s Degree in Sociology from National Chengchi University in Taipei, Taiwan.

The Company and Ms. Sung executed an employment agreement effective as of June 10, 2008 (the “Employment Agreement”). In accordance with the terms of the Employment Agreement, Ms. Sung will receive an annual base salary of $120,000 and will be entitled to receive performance bonuses of (i) $18,000 if the Company is successfully listed or quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Select Market, the NASDAQ Global Market or the NASDAQ Capital Market; (ii) $8,000 if the Company meets its 2008 Guaranteed EBT; and (iii) $20,000 if the Company meets its 2009 Guaranteed EBT. In addition, Ms. Sung will be granted 300,000 options in accordance with the vesting and pricing schedule set forth in the Employment Agreement.

The foregoing description of the Employment Agreement is merely a summary, is not intended to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement. The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K, and the full text of such exhibit is incorporated herein by reference.

Ms. Sung has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Sung had, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective as of June 10, 2008 by and between Genesis Pharmaceuticals Enterprises, Inc. and Elsa Sung

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/Wubo Cao
Name:	Wubo Cao
Title:	Chief Executive Officer

Dated: June 12, 2008